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EX-99.906CERT
Exhibit 10(b)

Anne M. Goggin and Peter H. Duffy each certify that to his or her knowledge:

     1.   The report on Form N-CSR fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. Information contained in the report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By: /s/ Anne M. Goggin                     By: /s/ Peter H. Duffy
    ------------------                         ------------------
Name: Anne M. Goggin                       Name: Peter H. Duffy
Title: President                           Title: Treasurer
Date: August 25, 2003                      Date: August 25, 2003